Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Albireo Pharma, Inc. (f/k/a Biodel Inc.)

Boston, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2016, relating to the consolidated financial statements of Albireo Pharma, Inc. (formerly known as Biodel Inc.) appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

/s/ BDO USA, LLP

BDO USA, LLP

New York, New York

December 22, 2016